EXHIBIT 23(d)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the incorporation by reference in this Registration Statement of Battle Mountain Gold Company on Amendment No. 1 to Form S-3 (Registration No. 333-51701) and the related prospectus of our report dated March 17, 1998, on our audit of the financial statements of Lihir Gold Limited as of December 31, 1997, and for the year then ended, which report is included in Form 10-K/A for the year ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts."

                                          /s/ COOPERS & LYBRAND
                                          COOPERS & LYBRAND
Port Moresby, Papua New Guinea
June 30, 1998